Exhibit 99.(g)(6)

December 29, 2006

State Street Bank and Trust Company

2 Avenue de Lafayette, LCC/4N

Boston, MA 02111

Attention:  Michael F. Walsh

Re:  Credit Suisse Capital Funds (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a series of shares to be known as the Credit Suisse Absolute Return Fund.  In accordance with Section 21, the Additional Funds provision, of that certain Custodian Contract dated as of October 20, 2000, by and among each management investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Contract”), the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned series under the terms of the Contract.

As required by said Section 21, the undersigned Fund hereby requests your execution of the attached Exhibit I, duly executed by the Fund and revised to reflect the addition of the aforementioned series.  Pursuant to Section 21, upon execution of the attached Exhibit I, such additional series shall become Portfolio under the Contract.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter and the attached Exhibit I, returning one complete set to the Fund and retaining one for your records.

Sincerely,

CREDIT SUISSE CAPITAL FUNDS
on behalf of:
Credit Suisse Absolute Return Fund

By:	/s/J. Kevin Gao
Name: J. Kevin Gao
Title:Vice President and Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By	/s/Joseph L. Hooley
Name Joseph L. Hooley
Title: Executive Vice President
Attachment:

Exhibit I

October 31 Fiscal Year End Funds (“October 31 Funds”)

Credit Suisse Capital Funds

Credit Suisse Absolute Return Fund

Credit Suisse Large Cap Value Fund

Credit Suisse Small Cap Core Fund
Credit Suisse Commodity Return Strategy Fund

Credit Suisse Emerging Markets Fund
Credit Suisse Global Fixed Income Fund

Credit Suisse Global Small Cap Fund

Credit Suisse Institutional Fund

International Focus Portfolio

Credit Suisse International Focus Fund

Credit Suisse Japan Equity Fund

Credit Suisse Large Cap Growth Fund

Credit Suisse Mid-Cap Core Fund

Credit Suisse Opportunity Funds

Credit Suisse High Income Fund

December 31 Fiscal Year End Funds (“December 31 Funds”)

Credit Suisse Cash Reserve Fund

Credit Suisse Global High Yield Fund
Credit Suisse Institutional Money Market Fund

Government Portfolio

Prime Portfolio

Credit Suisse Large Cap Blend Fund

Credit Suisse Short Duration Bond Fund

Credit Suisse Trust

Blue Chip Portfolio

Commodity Return Strategy Portfolio

Emerging Markets Portfolio

Global Small Cap Portfolio

International Focus Portfolio

Large Cap Value Portfolio

Mid-Cap Core Portfolio

Small Cap Core I Portfolio

Small Cap Core II Portfolio

Each of the Investment Companies Listed Above and any Portfolios Thereof

By:	/s/J. Kevin Gao
Name: J. Kevin Gao
Title:Vice President and Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By	/s/Joseph L. Hooley
Name Joseph L. Hooley
Title: Executive Vice President